EXHIBIT 4.6

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

AMENDMENT NUMBER TWO

This amendment number two (“Amendment”) to the Agreement (as defined below) is entered into by and between Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Incredimail, Ltd whose registered office is at  4 Hanechoshet st. Tel Aviv, Israel  ("Customer").

This Amendment shall be effective from 1 July 2009.

INTRODUCTION

(A)	Customer and Google are parties to a Google Services Agreement with an effective date of 1 July 2008 (the “GSA”).

(B)	The parties now wish to amend the GSA in the manner set out in this Amendment.

AGREED TERMS

1.	Definitions

Capitalised terms used but not defined in this Amendment shall have the same meaning as in the GSA.

2.           Amendments

2.1           The following shall be added as a new definition in clause 1.1 of the GSA:

““Equivalent Ads” means any advertisements that are the same as or substantially similar in nature to the AFS Ads provided by Google under any Agreement;”

2.2	Clause 3.3(b)(vi) shall be deleted and replaced with the following:

“(vi)
ensure that its implementation of the AdSense for Search Services is in all material respects in the form set out in the applicable Exhibit(s) to the applicable Order Form, unless otherwise approved in writing by Google. Google may only withhold its approval on grounds that [***] Notwithstanding the foregoing, Customer shall at all times comply with the requirements of clause 6.2.

2.3	[***]

2.4	[***]

2.5	[***]

2.6           Clause 9.3(b) of the GSA shall be deleted and replaced with “clause not used”.

2.7           The following shall be inserted at the end of existing clause 9.4(c) of the GSA:

“The party receiving payment will be responsible for any bank charges assessed by the recipient's bank.”.

2.8           The following shall be inserted as a new clause 13.3 in the GSA:

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2.9           The following shall be inserted as a new clause 13.4 in the GSA:

“13.4
Should the Customer notify Google in writing (or by email) of its wish to receive Google’s service known (as at 1 July 2009) as IBA (Interest Based Advertising), the Customer will ensure that at all times during the applicable Services Term, Customer has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s) [***]

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

2.10	The following shall be inserted as a new clause 13.5 in the GSA:

“13.5
Notwithstanding clause 13.1 above, Google agrees that Customer may disclose a copy of the Agreement to any regulatory authority or stock exchange where required to do so pursuant to applicable law or the rules of the relevant stock exchange (the “Disclosure Requirements”) provided that:

13.5.1	Customer shall only disclose such parts of the Agreement as are expressly required by the Disclosure Requirements; and

13.5.2
at least 5 business days prior to any such disclosure, Customer shall notify Google of the material which Customer is proposing to disclose and shall delete (and not disclose) such parts or sections as Google may reasonably request.”

2.11         The following shall be inserted as a new 14.8, 14.9 and 14.10 in the GSA:

“14.8
Google has the right (in its sole discretion) with 30 days notice to Customer to remove or require Customer to remove the AdSense for Content Services from any Site (or part of a Site) on which the [***]

14.9	[***]

14.10
The parties acknowledge that following any removal of the AdSense for Content Services from any Site or termination of an Agreement pursuant to clause 14.8 or 14.9, Customer may continue to receive the applicable Google advertising services in relation to the relevant Site (or part of a Site) by entering into an online agreement with Google in respect of such services and Site.”

2.	Continuation

The GSA shall remain in full force and effect unchanged except as modified by this Amendment.

Signed by the parties on the dates stated below

GOOGLE IRELAND LIMITED	CUSTOMER: INCREDIMAIL, LTD
By: Graham Law	By: Ofer Adler
Name: S/Graham Law	Name: S/Ofer Adler
Title: Director	Title: CEO
Date: 26/06/09	Date: 22/6/09

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.
Google Ireland Limited Gordon House Barrow Street Dublin 4 Ireland Tel: 353 1 436 1000 Fax: 353 1 436 1001	Google Services Agreement ORDER FORM	Google SPD rep: [***] Google SPD director: [***] Google sales engineer: [***] Google legal contact: [***]

CUSTOMER (FULL LEGAL NAME): IncrediMail Ltd		GSA Effective Date: 1 July 2008	NDA Effective Date: 26 March 2008
	corporate contact information:	technical contact information:	legal notices to:
attention:	Ofer Adler	Yuval Hamudut	Yacov Kaufman
title:	CEO	CTO	CFO
address, city, area, postal code, country:	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel
phone:	+972 3 7696103	+972 3 7696106	+972 3 7696157
fax:	+972 3 6474601	+972 3 6474601	+972 3 6445502
email:	ofer@incredimail.com	yuval@incredimail.com	yacov@incredimail.com
Order Form Effective Date: 1 July 2009		Initial Services Term: From the Order Form Effective Date until 30 June 2011

SEARCH SERVICES

SEARCH SERVICES	[***] annual service and support fee	monthly search fee [***]	search fees (for all Queries)
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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

ADSENSE SERVICES

ADSENSE FOR SEARCH	Net AdSense for Search [***]	specifications
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optional AdSense for Search features: (check the applicable boxes)	[***] [***]

Payment Information Details
currency: Dollars

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

GSA Order Form Terms and Conditions

“GSA” means the ‘Google Services Agreement’ entered into between Google and Customer with the ‘GSA Effective Date’ stated on this Order Form above.

This Order Form (including any special terms and conditions stated in it) shall be governed by and incorporates by reference the GSA and all defined terms used in this Order Form have the same meaning as in the GSA unless this Order Form expressly states otherwise.

In the event of any conflict between any special terms and conditions set out in this Order Form and the GSA, the special terms and conditions set out in this Order Form will take precedence.

Unless otherwise agreed between the parties in writing or set out in the GSA, Customer’s implementation of the applicable Services shall be in all material respects in the form set out in Exhibits A and B of this Order Form.

Special Conditions

1.           Customer Homepages and Browsers

1.1	[***]

1.2	[***]

1.3
Customer shall not encourage or allow end users to change their default homepage and/or default browser search to the Search Services in any manner or in connection with any application other than during the installation of an Approved Search Service Application

1.4
Customer shall ensure that the installation process for the Approved Search Service Applications shall comply in all material respects with the mockups set out in Exhibits A and B and with the additional obligations in clause 2 below.

1.4	All Approved Search Service Applications must be wholly owned or controlled by Customer at all times during the Term.

1.5
Customer will inform Google of any complaints by end users relating to the installation process for an Approved Search Service Applications, in accordance with Google’s reasonable directions from time to time.  Google may direct Customer to modify the installation process for the Approved Search Service Application(s) in order to improve user experience, in which event Customer shall make such modifications within 5  working days, and where not possible for Customer to comply within 5 working days, Google shall have the right to direct Customer by notice to cease use of such Approved Search Service Application within 5 days of such notice, and such application shall cease to be an Approved Service Application for the purposes of this Agreement from the expiry of such notice.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

2.	Additional Obligations

2.1
Customer shall ensure that the user interface of each page on the Site (including the home page and Results Page) is (at all times) clearly different from the home page and search results page on Google.com (and every other Google operated site) such that when a reasonable person views a page on the Site he or she would be aware that he or she is not viewing a Google operated site.

2.2
If in Google’s opinion Customer is in breach of clause 2.1 above then without prejudice to Google’s other rights and remedies, Customer shall within 10 business days make such amendments to the home page and Results Page on each Site as Google may request in order to distinguish the relevant pages on the Site from Google operated sites.

2.3	[***]

2.4	[***]

2.5	Customer shall ensure that:

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2.6	[***]

3.           Client Applications

(a)
If Customer wishes to use a Client Application to access or enable End Users to access any Google Service, it will first provide such Client Application to Google for evaluation.  Customer shall also provide Google with such reasonable assistance and information as Google may require in carrying out such evaluation.  Customer may not use the Client Application to access or enable End Users to access any Google Service until Google has given its written approval for the Client Application (which shall be at Google’s entire discretion).

(b)
At all times during the Services Term, Customer shall comply (and shall ensure that the Customer Client Application(s) and the Approved Search Service Applications comply) with Google’s Client Application Guidelines, the current form of which is attached hereto as Exhibit C (the “Guidelines”) as such Guidelines may be updated by Google from time to time.  Customer shall also ensure that it only uses the Customer Client Application in the form approved by Google and in relation to those Services that Google has approved the Client Application for.

(c)
Customer represents and warrants that (a) it has read and understands the Guidelines; and (b) it does, and at all times during the Services Term it will, own, operate and control one hundred percent (100%) of the Customer Client Application.  The list of Customer Client Applications may be updated from time to time subject to Google’s prior written consent.

(d)	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

4           Approved Site Tests

4.1
Customer may request approval in writing to run tests on the Sites, by providing a proposed user interface and any other details reasonably requested  by Google, including such details as may be required to define the rationale, scope, commencement date, duration and expected impact of the test(s). Google may, in its sole discretion by written notice (which may be by email):

(a)	approve the proposed test subject to any conditions that Google may specify, including, but not limited to, duration of the test and number of End Users affected ("Approved Tests"); or

(b)	require Customer to make changes to the proposed test, which Customer shall confirm through the resubmission of the test approval request; or

(c)           reject the proposed test.

4.2
Customer shall not launch any tests on the Sites that are not Approved Tests. Prior to launching an Approved Test, Customer shall send Google the test URL for such Approved Test and Customer shall implement any changes as may be requested by Google. Google shall then notify Customer whether such URL is approved to launch the applicable Approved Test.  Customer may not make any changes to an Approved Test following launch of the applicable Approved Test in accordance with this clause 4.2 without Google’s written consent (which may be by email).

4.3	All Approved Tests must be on Sites technically and editorially controlled by Customer at all times during the Term.

4.4	Customer will immediately notify Google of any complaints from End Users relating to the Approved Tests.

4.5	[***]

4.6
Customer shall provide any information that may be requested by Google relating to the results of the Approved Tests for the purposes of determining whether to grant consent to changes to the user interface in accordance with clause 5 of this Order Form.

5             Further changes to the User Interface of the Sites.

5.1	In the event that Customer wishes to make any material changes to the user interface for the implementation of the Services on the Sites it will:

(a)	notify Google of this (in writing or by email sent to the Google Account Manager) and submit a proposed new mock-up and any other relevant details of the proposed changes for approval by Google; and

(b)
not implement the proposed changes until Google has provided email confirmation of its approval of such changed user interface (such approval to be at Google's absolute discretion, subject to clause 3.3(b)(vi) of the GSA).

5.2
All proposed changes to the user interface for the implementation of any of the Services must comply with Google’s standard technical requirements and specifications and with Google’s then current brand treatment guidelines in effect for such Services, which are located at http://www.google.com/wssynd/02brand.htmlhttp://www.google.com/wssynd/02brand.html, or such other URL as may be notified to Customer by Google from time to time.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

5.3	[***]

5.4	[***]

6.           [***]

7.           Linking to Google Sites:

7.1	Customer may implement the links shown as “Images”, “Video” and “News” in Exhibit A on the Sites provided always that:

(a)	such links shall link directly to such services (of the same name) as are provided from time to time by Google in the territory of the End User making the request (“Links”);

(b)	Customer shall not edit, modify, append or filter, add to or alter End User queries sent via the Links; and

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8.           Additional Termination Right

8.1	Either party may terminate this Agreement for convenience with effect on 30 June 2010 by giving notice to the other party (by email) at least 90 days prior to such date.

9.           [***]

This Order Form may be executed in counterparts, including facsimile counterparts.

Google Ireland Limited:	Incredimail Ltd:
By: s/Graham Law	By: s/ Ofer Adler, Yacov Kaufman
Print name: Graham Law	Print name: Ofer Adler, Yacov Kaufman
Title: Director	Title: CEO, CFO
Date: 26/06/2009	Date:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit A

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit B

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit C

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